Exhibit 99.2

AbbVie’s proposed combination with Shire: Creating immediate and long-term value for all shareholders June 25, 2014

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION Forward-Looking Statements This document contains certain forward-looking statements with respect to a possible combination involving AbbVie and Shire. The words “believe,” “expect,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements. AbbVie cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the possibility that a possible combination will not be pursued, failure to obtain necessary regulatory approvals or required financing or to satisfy any of the other conditions to the possible combination if it is made, adverse effects on the market price of AbbVie’s common stock and on AbbVie’s operating results because of a failure to complete the possible combination, failure to realise the expected benefits of the possible combination, negative effects relating to the announcement of the possible combination or any further announcements relating to the possible combination or the consummation of the possible combination on the market price of AbbVie’s common stock, significant transaction costs and/or unknown liabilities, general economic and business conditions that affect the combined companies following the consummation of the possible combination, changes in global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax laws, regulations, rates and policies, future business combinations or disposals and competitive developments. These forward-looking statements are based on numerous assumptions and assessments made by AbbVie in light of its experience and perception of historical trends, current conditions, business strategies, operating environment, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause AbbVie’s plans with respect to Shire, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as at the date of this document. Additional information about economic, competitive, governmental, technological and other factors that may affect AbbVie is set forth in Item 1A, “Risk Factors,” in AbbVie’s 2013 Annual Report on Form 10-K, which has been filed with United States Securities and Exchange Commission (the “SEC”), the contents of which are not incorporated by reference into, nor do they form part of, this document. AbbVie undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law. Responsibility The directors of AbbVie accept responsibility for the information contained in this document and, to the best of their knowledge and belief (having taken all reasonable care to ensure that such is the case), the information contained in this document is in accordance with the facts and it does not omit anything likely to affect the import of such information. Additional Information This document is provided for informational purposes only and does not constitute an offer to sell, or an invitation to subscribe for, purchase or exchange, any securities or the solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance, exchange or transfer of the securities referred to in this document in any jurisdiction in contravention of applicable law. Subject to future developments, AbbVie may file a registration statement and/or tender offer documents with the SEC in connection with a combination. Holders of Shire and/or AbbVie shares should read those filings, and any other filings made by AbbVie with the SEC in connection with the combination, as they will contain important information. Those documents, if and when filed, as well as AbbVie’s other public filings with the SEC may be obtained without charge at the SEC’s website at www.sec.gov and at AbbVie’s website at www.AbbVie.com. 1

Proposed combination with compelling strategic rationale 2 The proposed combination is strategically compelling to AbbVie and Shire and would create a larger and more diversified biopharmaceutical company with multiple leading franchises and significant financial capacity for future acquisitions, investment and enhanced shareholder distributions and value creation + AbbVie is offering Shire shareholders compelling immediate value with significant future upside potential from ownership in New AbbVie that AbbVie expects will create long-term value for all shareholders AbbVie is confident its global resources and highly experienced management team with its strong track record of shareholder value creation would create superior value from Shire’s assets vs. Shire’s standalone prospects AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS1 in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits AbbVie believes this transaction is highly executable 1 Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period SHIRE

A compelling proposal for Shire to engage 3 1 Based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the third proposal was made, and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in the Rule 2.4 announcement; £20.44 in cash and 0.7988 ordinary shares of New AbbVie for each Shire share 2 Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period AbbVie has put forth a highly attractive third indicative proposal which offers Shire shareholders immediate and long-term value creation Significant upfront premium recognizes the value of Shire's platform Headline indicative value of £46.261 does not take into account upside from AbbVie stock Cash / stock mix was put forth to offer meaningful upfront cash consideration (£20.44 per share) as well as ~23% ownership in a compelling equity story AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS2 in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits AbbVie expects the combined company to generate strong and consistent cash flow to support continued business development and R&D spending, as well as enhanced return of capital to shareholders through share repurchases and dividends Ability to leverage AbbVie’s existing, well-established global infrastructure across more than 170 countries, including existing commercial, regulatory, medical affairs, and market access in key emerging markets

AbbVie is a strong and ideal merger partner for Shire AbbVie believes its strong management team would drive value creation via this combination AbbVie’s experienced management team has operational depth and proven experience in sourcing, executing and integrating value creating combinations Successful precedent combinations (at AbbVie’s predecessor company) that created significant shareholder value include Knoll Pharmaceuticals, Solvay Pharmaceuticals, Guidant’s vascular business and Kos Pharmaceuticals Strong track record of commercial execution and innovation to drive therapeutic leadership AbbVie has a successful track record for investing in R&D and commercialization to develop blockbuster medicines and build global franchises with category leadership within multiple therapeutic areas Key products include Humira® (the world’s top selling medicine globally in 2013), Duodopa®, Synagis®, Kaletra®, Synthroid®, AndroGel®, Creon® and Lupron®, among others AbbVie enters this possible combination from a position of strength Total shareholder return of 64%1 since inception on January 1, 2013 Positioned to deliver top-tier sales and earnings growth, beginning in 2015 AbbVie has a strong pipeline within several therapeutic categories, including assets in oncology, immunology, liver disease, neuroscience, renal, ophthalmology and women’s health Strong balance sheet with significant cash flow generation, providing the financial wherewithal to drive future growth and enhanced return of capital through share repurchases and dividends 4 1 Total shareholder return calculated from opening price on January 2, 2013 (first day of trading for AbbVie subsequent to spin-off from Abbott Laboratories) to closing price on June 19, 2014 (last trading day prior to the commencement of the offer period); includes reinvestment of dividends paid over this time period

AbbVie has a strong track record of value creation

AbbVie has built a global, biopharmaceutical leader 6 Global, research-based biopharmaceutical leader formed from the split of Abbott in 2013 25,000 employees worldwide with strong global footprint across over 170 countries Market capitalization of ~$88 billion1 and sales of ~$19 billion in 2013 Experienced management team with a track record of strong execution Humira is the world’s #1 global pharmaceutical product and is well-positioned for continued growth Sustainable leadership positions within multiple therapeutic areas Compelling product pipeline, including multiple late-stage assets with near-term catalysts Strong financial profile and robust cash flow R&D investments targeted at high-value specialty segments with significant opportunities Total R&D spend of ~$2.9 billion in 2013 and AbbVie estimates it will spend ~$0.5 billion in discovery spending in 2014 1 On a fully diluted basis, as of June 19, 2014

Robust portfolio of leading commercial products and exciting pipeline 7 World’s #1 global pharmaceutical product Category leadership within multiple therapeutic areas Strong and robust pipeline Positioned for continued growth and cash flow generation Strong and differentiated clinical profile Superior patient-focused model Strong managed care positions Strong execution from development, regulatory and commercial organizations Leading pancreatic enzyme replacement therapy Leading hormone therapy for advanced prostate cancer Key approved product for prevention of serious lower-respiratory-tract disease caused by RSV in children at high risk for RSV disease Leading branded synthetic hormone for thyroid disease Novel therapy for advanced Parkinson’s disease HCV Combination (Interferon-free, GT1) ABT-199 (CLL) Elagolix (Endometriosis) Veliparib (Breast and Lung Cancer) Atrasentan (Diabetic Nephropathy) Elotuzumab (Multiple Myeloma) Daclizumab (Multiple Sclerosis) Duopa (Adv. Parkinson's) Humira (Hidradenitis Suppurativa) Humira (Uveitis) Leading testosterone replacement therapy

The Humira franchise has grown through increased penetration in existing indications, geographic expansion and approvals in new indications 8 Source: EvaluatePharma, Company filings Worldwide Sales ($ billion) 2002 Rheumatoid Arthritis 2005 Psoriatic Arthritis 2006 Ankylosing Spondylitis 2007 Crohn’s Disease 2012 Ulcerative Colitis EU: Axial Spondyloarthritis EU: Pediatric Crohn’s Disease Humira is approved in 9 indications 2008 Plaque Psoriasis Juvenile Idiopathic Arthritis US Ex-US

AbbVie’s large portfolio of additional leading products 9 Key approved product for prevention of serious lower-respiratory-tract disease caused by RSV in children at high risk for RSV disease Leading branded synthetic hormone for thyroid disease Novel therapy for advanced Parkinson’s disease Leading pancreatic enzyme replacement therapy Leading hormone therapy for advanced prostate cancer Leading testosterone replacement therapy

Strong and robust pipeline including multiple potential blockbuster medicines

ABT-199 (Chronic Lymphocytic Leukemia)	**Veliparib (Triple-Negative Breast Cancer, Non-Small Cell Lung Cancer)**
Daclizumab (Multiple Sclerosis)	**Elagolix (Endometriosis)**
Atrasentan (Diabetic Nephropathy)	**Humira (Uveitis)**
HCV Combination – Submitted (Interferon-free, GT1)	**Duopa (Advanced Parkinson's Disease)**
Humira (Hidradenitis Suppurativa)	**Elotuzumab (Multiple Myeloma)**

- Potential sales from late-stage pipeline represent significant opportunity
- Numerous clinical trial read-outs and other milestones expected throughout 2014 and in early 2015
- AbbVie has a successful track record in investing in R&D and commercialization to develop blockbuster medicines and build global franchises with category leadership within multiple therapeutic areas
- AbbVie estimates it will spend ~$0.5 billion in discovery R&D spending in 2014, which can enhance the potential of Shire's development programs

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AbbVie expects a number of near-term catalysts to drive increased value for AbbVie shareholders 11

Management team with experience in value creating combinations knoll

- **Date:** December 2000
- **Size:** $6.9 billion
- **Annual sales:** ~$2 billion
- **Key assets acquired:** D2E7 (Humira), Meridia, Synthroid
- **Strategic rationale:** Broadened global infrastructure, acquired late-stage marketed products

GUIDANT
Vascular assets

- **Date:** January 2006
- **Size:** $4.3 billion
- **Annual sales:** ~$1 billion
- **Key assets acquired:** Drug eluting stent platform
- **Strategic rationale:** Complemented portfolio of innovative vascular products, added market-leading line of coronary and peripheral vascular products

KOS

- **Date:** November 2006
- **Size:** $3.7 billion
- **Annual sales:** ~$750 million
- **Key assets acquired:** Niaspan, Advicor, Simcor
- **Strategic rationale:** Expanded presence in growing cholesterol market, diversified pipeline

Solvay Pharmaceuticals SOLVAY

- **Date:** September 2009
- **Size:** $6.6 billion
- **Annual sales:** ~$3 billion
- **Key assets acquired:** Emerging markets portfolio
- **Strategic rationale:** Bolstered presence in key emerging markets, enhanced R&D investment

Experienced management team has operational depth and proven experience in sourcing, executing and integrating value creating combination

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AbbVie has raised 2014 guidance based on strong business performance year to date and expected continued positive trends 13 AbbVie raised the midpoint of its full-year 2014 guidance by $0.06 and anticipates a full-year diluted earnings-per-share range of $3.06 to $3.16 on an adjusted basis1 Excludes potential revenue from expected 2014 U.S. launch of hepatitis C therapy which has been granted accelerated review by the FDA AbbVie’s pipeline has demonstrated strong results and is expected to be a significant growth driver beginning in 2015 and beyond Phase III starts in two promising oncology programs including ABT-199 and ABT-888 in various types of cancer Positive Phase III data for daclizumab in multiple sclerosis Priority review of HCV program by the FDA and accelerated assessment by the European Medicines Agency Positive data from mid-stage and early-stage assets including its next-generation HCV program and ABT-414 for glioblastoma 1 The company’s 2014 adjusted diluted earnings-per-share guidance excludes $0.37 per share of intangible asset amortization expense and other specified items primarily associated with certain separation-related costs and ongoing restructuring activities. This statement constitutes a profit forecast for the purposes of Rule 28 of the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers (the "Code") and was reported on by PricewaterhouseCoopers LLP (“PwC”), AbbVie's reporting accountants, and by J.P. Morgan Limited ("J.P. Morgan"), AbbVie's financial advisers, in accordance with Rule 28.1 of the Code on 23 June 2014, being the date on which AbbVie first issued an announcement containing the profit forecast (the "Announcement"). Schedule 1 to the Announcement contained the full text of the profit forecast and, in accordance with Rule 28.4(a) of the Code, the principal assumptions upon which the forecast is based. Schedule 1 to the Announcement appears at page 36 of Appendix 2 to this presentation. Copies of PwC's and J.P. Morgan's reports are included at pages 37-39 in Appendix 2 to this presentation. The Directors of AbbVie confirm that the profit forecast remains valid and that PwC and J.P. Morgan have confirmed that their reports continue to apply. PwC and J.P. Morgan have given and not withdrawn their consent to the issue of this presentation with the inclusion of their reports.

AbbVie has had a strong record of steady shareholder returns 14 Source: FactSet as at June 19, 2014, Thomson Research, S&P Capital IQ Aftermarket Research 1 Total shareholder return calculated from opening price on January 2, 2013 (first day of trading for AbbVie subsequent to spin-off from Abbott Laboratories) to closing price on June 19, 2014 (last practical trading day prior to the commencement of the offer period); includes reinvestment of dividends paid over this time period 2 Calculated as current annualized dividend based upon share price as of June 19, 2014 Total shareholder return since spin-off: +64%1 Current dividend yield: 3.1%2 January 2, 2013: AbbVie celebrates launch as independent company, consummating spin-off from Abbott December 10, 2013: 96% SVR(12) demonstrated in Phase III Study for hepatitis C treatment May 13, 2013: HCV regimen receives Breakthrough Therapy designation from FDA for hepatitis C July 26, 2013: AbbVie announces 2013 Q2 EPS of $0.82 per share; beating consensus October 25, 2013: AbbVie announces 2013 Q3 EPS of $0.82 per share; beating consensus April 25, 2014: AbbVie announces 2013 Q4 EPS of $0.71 per share; beating consensus February 2, 2013: First long-term patient data reported for use of Humira in patients with pediatric Crohn’s disease

AbbVie management 30-year Abbott veteran leading global pharmaceutical business, including commercial operations, R&D and manufacturing Led overall efforts to acquire variety of organizations, including Solvay Pharmaceuticals, Kos Pharmaceuticals, Perclose, TheraSense and Guidant’s vascular business Played a key role in the development of the prescription biologic Humira, a product that now generates more than $10bn per year in sales Former Abbott President and Chief Operating Officer; President and Chief Operating Officer of the Medical Products Group; Senior Vice President and President of the former Hospital Products Division (now Hospira, Inc.); Vice President and President of the Health Systems Division; and Divisional Vice President and General Manager for Diagnostics Operations in the United States and Canada Richard A. Gonzalez Chairman and Chief Executive Officer 25-year Abbott veteran who has held positions such as Abbott Senior Vice President Commercial Operations, Proprietary Pharmaceutical Products Led integration of Abbott’s International and U.S. pharmaceuticals businesses into one global organization Significant international leadership positions at the country, Region and Area levels Responsible for commercialization of a broad range of products across Immunology, Virology, Renal and Neuroscience therapeutic areas Carlos Alban Executive Vice President, Commercial Operations Former Senior Vice President, Global Development and Corporate Chief Medical Officer at Amgen Oversees clinical development strategy for more than 20 new molecular entities Deep expertise across broad spectrum of therapeutic areas: Cardiovascular, Inflammation, Diabetes/Metabolism, Neuroscience Former Amgen Vice President, Global Development and Vice President, Therapeutic Area Head, General Medicine and Inflammation Global Clinical Development, R&D Head Japan, R&D Head Canada Michael E. Severino, MD Executive Vice President, Chief Science Officer 24-year Abbott veteran who has served on the CEO’s Executive Management Team and Board of Directors for 10+ years Key executive roles include Executive Vice President, General Counsel at Abbott, and also responsible for the Office of Ethics and Compliance and Licensing and Acquisitions Major L&A accomplishments under her leadership included the acquisition of Solvay Pharmaceuticals (2009), Piramal (2010), Facet (2010) and in-licensing for approximately 10 mid- to late- stage assets that make up AbbVie’s current pipeline Veteran litigator in more than 100 patent cases, including the reversal of the largest patent-related damages reward in U.S. history (vs. J&J) Laura J. Schumacher EVP, Business Development, External Affairs, General Counsel 25-year Abbott veteran who has held positions such as Vice President, Licensing and Acquisitions; Vice President and Treasurer (coinciding with financial crisis); Vice President, Corporate Financial Analysis Group; VP and Controller for Abbott International Led Abbott global M&A efforts, including acquisitions of Facet (2010) and Piramal (2010) and multiple mid- to late- stage pipeline assets Held financial positions in Global Pharmaceutical Operations, Pharmaceutical Products (Controller, 2003-2007), Global Pharmaceutical Research & Development, Hospital Products, Abbott Vascular, Manufacturing, R&D William J. Chase Executive Vice President, Chief Financial Officer 15

The combination has compelling strategic rationale

AbbVie believes the combination has compelling strategic rationale for all shareholders 17 AbbVie believes a merger of AbbVie and Shire would potentially accelerate growth and profitability by leveraging AbbVie’s capabilities and infrastructure to make Shire’s pipeline and products more successful than its standalone prospects AbbVie believes that this merger would result in incremental sustainable leadership positions within high value market segments of significant unmet need AbbVie believes that Shire could achieve immediate broader geographic penetration and scale, by leveraging AbbVie’s existing, well-established global infrastructure across more than 170 countries A combination would provide Shire with the desired scale and infrastructure, without relying upon acquisitions, to establish leadership positions Best-in-class product development platform, with near-term new product launches in multiple therapeutic areas Expertise, infrastructure and market access to expand product indications to meet patient needs AbbVie's track record of product optimization is evidenced by its growth of the Humira franchise Accelerate growth of both companies through multiple catalysts Leverage AbbVie’s substantial and well-established global infrastructure Broader and deeper pipeline of attractive development programs Opportunity to maximize Shire’s rare disease and neuroscience franchises Strengthened sustainability of top-tier EPS growth, attractive free cash flow and enhanced return of capital policy Drive continued portfolio expansion with access to cash and financial wherewithal not available on a standalone basis Substantial combined financial capacity AbbVie believes that Shire's platform has a strong complementary fit with AbbVie's existing specialty focus AbbVie's existing expertise and development capabilities combined with AbbVie's resources and scale, could develop global franchises from Shire's platform and utilize M&A to supplement organic growth Strong complementary fit across existing platforms is better than standalone capabilities

The combination would create leadership positions within growing therapeutic areas, a diversified portfolio of marketed products, and stronger growth platforms 18 Market leading positions in the GI segment to maximize the potential from Shire’s GI franchise Commercial and regulatory expertise to expand potential of Shire’s Neuroscience franchise RA Core therapeutic areas Neuroscience #1 in ADHD Rare Disease #1 in HAE, Hunter GI #1 in Ulcerative Colitis Core therapeutic areas Other #1 Essential Thrombocythemia Other #1 in Hypo-gonadism, Thyroid Hormone Deficiency Liver Disease / Virology #1 in RSV infections; emerging strength in HCV #1 in RA Gaining sales in Crohn's and Psoriasis Continued geographic and label expansion GI Derm Neuroscience Novel treatment for advanced Parkinson’s Disease SHIRE

Complementary platforms would enhance innovation and end-to-end R&D capabilities of the new company

	Phase I	Phase II	Phase III	Registration
Select AbbVie Assets	**ABT-399:** Solid Tumors **ABT-165:** Solid Tumors **ABT-414:** Glioblastoma **ABT-199:** SLE **ABBV-672:** Alzheimer's **ABT-354:** Alzheimer's **ABT-957:** Alzheimer's	**Veliparib:** WBRT for brain mets **Veliparib:** Ovarian Cancer **ABT-122:** RA **ABT-494:** RA **GLPG 0634:** RA, Crohns **ALV-003:** Celiac Disease **ABT-981:** Osteoarthritis **Elagolix:** Uterine Fibroids **ABT-126:** Schizophrenia **ABT-436:** Alcohol Use Disorder **2nd gen pan genotype:** HCV	**ABT-199:** CLL **Veliparib:** NSCLC **Veliparib:** Breast Cancer **Elotuzumab:** Multiple Myeloma **Humira:** Hidradenitis Suppurativa **Elagolix:** Endometriosis **Daclizumab:** Multiple Sclerosis **Atrasentan:** Diabetic Nephropathy **Humira:** Uveitis	**Humira:** Pediatric Crohn's disease **Duopa:** Parkinson's Disease **Interferon Free Combo:** HCV
Select Shire Assets	**SHP-611:** MLD **SHP-622:** Friedreich's ataxia **LUMOO2:** NASH **FT-011:** Renal Impairment	**SHP-609:** Hunters **SHP-610:** Sanfilippo A **LUM001:** 4 rare hepatic diseases **Premiplex:** Retinopathy of Premature infants **SHP-613:** Acute Vascular Repair **Maribavir:** CMV in transplant patients	**Vyvanse:** Binge Eating **Firazyr:** ACE Angioedema **Lifitegrast:** Dry Eye	**SHP-465:** ADHD

Legend: Oncology · Immunology/GI · Neuroscience · Rare Diseases · HCV/Liver disease · Renal · Ophthalmology · Women's Health

The combination of AbbVie and Shire would create an enhanced, strongly capitalized platform across research and clinical development, with a broader and deeper pipeline of robust development programs

Note: Shire pipeline shown excludes geographic expansion of marketed products and products currently on clinical hold abbvie

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Greater financial profile than Shire’s standalone capabilities Expected strong and consistent free cash flow generation to support enhanced business development and an enhanced shareholder return of capital policy Enhanced R&D capacity Maintain investment-grade credit profile of the combined entity Combination expected to achieve a competitive tax structure with enhanced access to cash Enhanced combined cash flow and financial capacity to fund and accelerate future licensing and acquisitions to drive the pipeline AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS1 in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits Combined entity expected to deliver sustainable, top-tier EPS growth 20 1 Adjusted EPS excludes intangible assets, amortization expense, purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period

AbbVie has made a compelling offer

AbbVie's third proposal at £46.26[1] – a compelling offer to engage

Potential to realize a considerable premium

- Compelling premium of 33% to Shire's closing share price of £34.67 on May 2, 2014 (the last trading date prior to our initial proposal) and 58% to Shire's closing share price of £29.25 on April 17, 2014 (the date prior to rumors first surfacing that Pfizer had approached AstraZeneca regarding a potential transaction)
- Large cash payment of £20.44 in cash per share

Opportunity to share in long-term upside of the combined company

- Combined leadership positions within growing therapeutic areas
- Broad and deep pipeline of diverse development programs
- Enhanced strategic and financial flexibility
- Multiple drivers of potential re-rating

Strong pro forma financial profile to drive enhanced shareholder returns

- Strong balance sheet with significant cash flows to pursue strategic acquisitions and deliver enhanced EPS growth
- Opportunity for increased dividends and share repurchases

[1] Based on AbbVie's closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the third proposal was made, and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in the Rule 2.4 announcement; £20.44 in cash and 0.7988 ordinary shares of New AbbVie for each Shire share

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A compelling premium 23 May 30, 2014: £46.261 (indicative offer price) Source: FactSet, Thomson Research, S&P Capital IQ Aftermarket Research 1 Based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the Proposal was made, and assuming one New AbbVie share is issued for before the Proposal was made); £20.44 in cash and 0.7988 ordinary shares of New AbbVie for each Shire share 2 As of May 2, 2014, Shire’s share price had appreciated 19% since April 17, 2014 3 Undisturbed share price prior to M&A speculation in the pharmaceutical sector May 2, 2014: £34.672 (price prior to initial offer) 52 week low prior to April 17, 2014: £18.62 52 week low: 148% premium April 17, 2014: £29.253 (price prior to Pfizer/AstraZeneca rumors) Immediately prior to Pfizer/AZ news: 58% premium Immediately prior to 1st proposal: 33% premium

External perspectives indicate our offer is compelling



Comparison of AbbVie's proposal vs. Street views on value
23% premium
£46.26[2]
£37.50
AbbVie's May 30th indicative offer price
Mean analyst price targets[1]

AbbVie believes the current proposal offers compelling value, and Shire should engage to explain the gap between Shire's LRP and Street estimates

Source: FactSet, Thomson Research, Bloomberg, S&P Capital IQ Aftermarket Research as of June 19, 2014
Note: Only includes brokers published between May 1, 2014 and June 19, 2014, date prior to the commencement of the offer period; excludes J.P. Morgan (May 1, 2014) due to involvement as advisor; excludes Redburn Partners, Barclays and Shore Capital Stockbrokers due lack of published report post May 1, 2014; ADR target prices are converted to GBP using an exchange rate of $1.00:£0.5864 as of June 19, 2014
[1] See pg 32 of Appendix 1 of the presentation for the full list of brokers and price targets
[2] Based on AbbVie's closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014, the latest practicable date before the Proposal was made, and assuming one New AbbVie share is issued for before the Proposal was made); £20.44 in cash and 0.7988 ordinary shares of New AbbVie for each Shire share

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AbbVie expects the proposed transaction to be materially accretive to AbbVie’s adjusted EPS1 in the first year following completion, growing to above $1.00 per share by year 2020, with material ongoing financial and operating benefits AbbVie believes the combined company would create a larger and more diversified biopharmaceutical company with: Multiple leading franchises Significant financial capacity for future acquisitions Enhanced shareholder distributions and value creation Shire shareholders would have the opportunity to participate in AbbVie’s growth prospects Continued strength in Humira franchise, the world’s top selling medicine globally in 2013 Near-term launch of HCV therapy in US and EU and participation in a market estimated to exceed $12 billion in annual revenues worldwide beginning in 2015 Advancement of late-stage opportunities in multiple therapeutic areas Accelerated top and bottom-line growth starting in 2015 AbbVie’s financial capacity and operational expertise would enhance the prospects for Shire’s existing franchises and pipeline Additional value upside of a merger beyond “headline price” 25 Shire shareholders would potentially own approximately 23% of an exciting growth story with significant value upside potential 1 Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period

AbbVie believes proposed combination would drive strong EPS accretion and enable a competitive tax structure 26 Meaningful EPS accretion Materially accretive to AbbVie’s adjusted EPS1 in the first year following completion Expected to increase above $1.00 per share by 2020 Includes material ongoing financial and operating benefits Globally competitive tax rate AbbVie believes this transaction is highly executable AbbVie expects the effective tax rate for New AbbVie to approximate 13 percent by 2016 Effective tax rate and corresponding access to cash is expected to enhance New AbbVie’s competitive position globally 1 Adjusted EPS excludes intangible assets, amortization expense and purchase accounting adjustments and other specified items. The statement that the transaction is earnings accretive should not be construed as a profit forecast and is therefore not subject to the requirements of Rule 28 of the Takeover Code. It should not be interpreted to mean that the earnings per share in any future financial period will necessarily match or be greater than those for the relevant preceding financial period

AbbVie has made a good faith effort to engage in discussions with Shire

Offering compelling value and strategic rationale to engage

- **AbbVie has recently submitted three non-binding indications of interest to Shire's board of directors, each of which offered a substantial premium to Shire's undisturbed price**
  - **Compelling initial offer:** The initial indicative proposal of £39.50[1] per share, presented in person by AbbVie's Chairman and CEO to Shire's Chairman, represented a premium of 14% to Shire's closing share price on May 2, 2014 and 35% premium to Shire's undisturbed closing price on April 17, 2014, the date when rumors first surfaced that Pfizer had approached AstraZeneca regarding a potential transaction
  - *Shire rejected the initial indicative proposal and declined to engage in discussions*
  - **Prompt and improved second proposal:** AbbVie submitted a revised indicative proposal of £40.97[2] per share, represented a premium of 40% to Shire's undisturbed closing price; the cash component equated to £17.13 per Shire share
  - *Shire rejected the revised indicative proposal and declined to engage in discussions*
  - **Substantially improved third proposal in effort for constructive dialogue:** AbbVie submitted a third indicative proposal of £46.26[3] per share (£27.8 billion for the entire issued share capital of Shire on a fully diluted basis), representing a premium of 58% to Shire's undisturbed closing price; the cash component was increased to £20.44 per Shire share
  - Despite our compelling third proposal, *Shire rejected the third indicative proposal and declined to engage in discussions*
- **Proposed combination has compelling strategic rationale for all shareholders**
  - Complementary strengths would create a global biopharmaceutical company with leading franchises and significant financial capacity for future acquisitions, investment and shareholder distributions
  - Significant exposure to an exciting growth story with material value upside potential

[1,2,3] Please see indicative offer price assumptions on page 34 in Appendix 1

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Next steps

Shire should engage to maximize value for its shareholders 30 AbbVie is interested in working toward a recommended transaction and would welcome the opportunity to discuss further with Shire with a view to achieving an agreed, recommended proposal AbbVie started evaluating a business combination with Shire in the fall of 2013 and is convinced of the strategic rationale of a combination AbbVie is committed to this transaction, but have maintained its price-disciplined approach AbbVie is prepared to expeditiously move toward a recommended Rule 2.7 announcement if Shire is prepared to engage Engagement is in the best interests of all Shire and AbbVie shareholders AbbVie and its advisors stand ready to engage immediately

APPENDIX 1

Brokers' future stock price targets average around £38.00

Offer represents premium to broker | Current proposed offer: £46.26[1]

Broker	Date	Target price (£)	Third offer premium to target price
Buckingham Research Group	June 18, 2014	£43.00	*7.6%*
Susquehanna Financial Group	June 17, 2014	£43.00	*7.6%*
CRT Capital Group	June 16, 2014	£38.11	*21.4%*
Berenberg	June 13, 2014	£34.00	*36.1%*
Deutsche Bank	June 09, 2014	£43.50	*6.3%*
Goldman Sachs	June 04, 2014	£39.00	*18.6%*
Jefferies	June 02, 2014	£40.45	*14.4%*
UBS	June 02, 2014	£34.50	*34.1%*
Leerink Partners LLC	June 02, 2014	£38.11	*21.4%*
Credit Suisse	June 02, 2014	£34.00	*36.1%*
BofA Merrill Lynch	May 30, 2014	£38.59	*19.9%*
FBR Capital Markets	May 27, 2014	£33.42	*38.4%*
Cowen and Company	May 23, 2014	£42.02	*10.1%*
Piper Jaffray	May 18, 2014	£39.48	*17.2%*
Societe Generale	May 13, 2014	£40.10	*15.4%*
Citi	May 13, 2014	£41.00	*12.8%*
Exane BNP Paribas	May 06, 2014	£36.00	*28.5%*
William Blair & Co	May 05, 2014	£33.23	*39.2%*
Bryan Garnier	May 02, 2014	£31.00	*49.2%*
Cenkos Securities Ltd	May 02, 2014	£40.05	*15.5%*
Panmure Gordon & Co Limited	May 02, 2014	£38.00	*21.7%*
Sanford C. Bernstein & Co	May 01, 2014	£31.00	*49.2%*
RBC Capital Markets	May 01, 2014	£35.77	*29.3%*
SunTrust Robinson Humphrey	May 01, 2014	£36.35	*27.2%*
Morgan Stanley	May 01, 2014	£33.70	*37.3%*
Low		**31.00**	***49.2%***
Median		**38.11**	***21.4%***
Mean		**37.50**	***23.4%***
High		**43.50**	***6.3%***

Source: FactSet, Thomson Research, Bloomberg, S&P Capital IQ Aftermarket Research

Note: Only includes brokers published between May 1, 2014 and June 19, 2014, date prior to the commencement of the offer period; excludes J.P. Morgan (May 1, 2014) due to involvement as advisor; excludes Redburn Partners, Barclays and Shore Capital Stockbrokers due lack of published report post May 1, 2014; ADR target prices are converted to GBP using an exchange rate of $1.00:£0.5864 on June 19, 2014

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Shire has been a subject of constant takeover speculation

Date of speculation	Event	Shire closing price[1]	Market reaction[2]
June 18, 2014	Reports emerge regarding Allergan's imminent bid for Shire	£37.85	+3.4%
June 16, 2014	Shire reported to have hired Citi as an adviser amid takeover offer	£36.60	+3.5%
April 24, 2014	Press speculation over Allergan's possible takeover offer for Shire	£32.48	+1.9%
April 20, 2014	Emergence of market consolidation rumours amid Pfizer and AstraZeneca speculation	£31.46	+7.6%
August 18, 2013	Press reports emerge that Shire has hired advisors amid takeover offers	£24.09	+1.0%
May 18, 2013	Press reports emerge that Shire could return up to £2bn as a takeover defense	£20.86	+1.8%
March 1, 2013	Reports emerge that Bristol-Myers Squibb could look to acquire Shire	£20.92	+0.8%
June 28, 2012	Rumors emerge that Pfizer along with Novartis and Teva could look to acquire Shire	£18.32	+2.4%

Shire's share price has increased due to recent M&A market speculation

Source: Press reports, FactSet
[1] Reflects Shire closing price for market close subsequent to media speculation
[2] Reflects Shire share price appreciation between market close following speculation and market close immediately prior to media speculation

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Indicative offer price assumptions Initial indicative offer of £39.50 based on AbbVie’s closing share price of $51.18 (and an exchange rate of $1.00:£0.5920) on May 2, 2014 and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in the announcement made by AbbVie under Rule 2.4 of the UK Takeover Code on June 25, 2014 Revised indicative offer of £40.97 based on AbbVie’s closing share price of $52.37 (and an exchange rate of $1.00:£0.5927) on May 12, 2014 and assuming one New AbbVie share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in the announcement made by AbbVie under Rule 2.4 of the UK Takeover Code on June 25, 2014 Third indicative offer of £46.26 based on AbbVie’s closing share price of $54.03 (and an exchange rate of $1.00:£0.5982) on May 29, 2014 and assuming one New AbbVie Share is issued for each existing AbbVie share in the simultaneous AbbVie holding company restructuring described in the announcement made by AbbVie under Rule 2.4 of the UK Takeover Code on June 25, 2014. Any offer made under Rule 2.7 of the UK Takeover Code will need to be equivalent to £46.26 except that AbbVie reserves the right to introduce other forms of consideration and/or vary the mix of consideration. AbbVie also reserves the right to make a firm offer at any time for less than the equivalent of £46.26 for each Shire share: With the agreement or recommendation of the Shire board; If a third party announces a firm intention to make an offer for Shire which, as at the date AbbVie announces a firm intention to make an offer for Shire, is valued at a lower price than the equivalent of £46.26 for each Shire share; or Following the announcement by Shire of a whitewash transaction pursuant to the Takeover Code 34

APPENDIX 2

Profit Forecast for AbbVie Inc for the Financial Year ended December 31, 2014 (extracted from AbbVie’s announcement dated June 23, 2014) 36 In accordance with Rule 28.4(a) of the Code, the principal assumptions upon which the profit forecast is based are included in this Schedule 1 to the announcement. In accordance with Rule 28.4(b) of the Code, there is a clear distinction made between assumptions which the Directors of AbbVie (or other members of AbbVie's management) can influence and those which they cannot influence. 1. General – AbbVie today issued the following statements updating its earnings guidance for the year ending December 31, 2014 as follows: “AbbVie (NYSE: ABBV) today raised the midpoint of its full-year 2014 earnings-per-share guidance by six cents and now expects a full-year diluted earnings-per-share range of $3.06 to $3.16 on an adjusted basis, or $2.69 to $2.79 on a GAAP basis. AbbVie's 2014 outlook continues to exclude any potential revenue from the expected 2014 U.S. launch of its hepatitis C (HCV) therapy which has been granted accelerated review by the U.S. Food and Drug Administration (FDA). The company's 2014 adjusted diluted earnings-per-share guidance excludes $0.37 per share of intangible asset amortization expense and other specified items primarily associated with certain separation-related costs and ongoing restructuring activities.” The above statements for the financial year ending December 31, 2014 constitute a profit forecast for the purposes of the Code (the "AbbVie Profit Forecast"). In the above statements, adjusted diluted earnings per share is defined as net earnings attributable to AbbVie divided by the weighted average number of diluted shares for the year. The computation of weighted average shares for diluted earnings per share adds back incremental shares from assumed conversions of stock options, net of assumed share repurchases and LTIP shares to the weighted average shares of basic earnings per shares. 2. Basis of preparation – The AbbVie Profit Forecast has been prepared on a basis consistent with the accounting policies for AbbVie which are in accordance with generally accepted accounting standards in the U.S. and those which AbbVie anticipates will be applicable for the full year ending December 31, 2014. AbbVie has prepared the AbbVie Profit Forecast based on unaudited interim financial results for the three months ended March 31, 2014, the unaudited management accounts for the two months ended May 31, 2014 and a forecast to December 31, 2014. 3. Assumptions – AbbVie has prepared the AbbVie Profit Forecast on the basis of the following assumptions: Factors outside the influence or control of AbbVie and its Directors There will be no material change to the existing prevailing global macroeconomic and political conditions during the year ended December 31, 2014. The Euro, British pound and Japanese yen and other exchange rates, and inflation and tax rates in AbbVie’s principal markets will remain materially unchanged from the prevailing rates. There will be no material change in legislation or regulatory requirements impacting on AbbVie’s operations or its accounting policies. There will be no material change in AbbVie’s labor costs, including medical and pension and other post-retirement benefits driven by external parties or regulations. There will be no material adverse events that will have a significant impact on AbbVie’s financial performance. Factors within the influence or control of AbbVie and its Directors The AbbVie Profit Forecast excludes any material acquisitions or disposals in the year ended December 31, 2014. The AbbVie Profit Forecast excludes any exceptional transaction or transition costs associated with the proposed transaction with Shire plc. Current separation plans and costs as part of the Transition Service Agreement with Abbott will conclude materially as AbbVie would reasonably expect based on AbbVie’s past experience. The AbbVie Profit Forecast excludes any potential revenue from the expected 2014 U.S. launch of its HCV therapy. There will be no material change in the weighted average number of diluted shares in issue. There will be no material change in the present management or control of AbbVie or its existing operational strategy.

Report of PricewaterhouseCoopers pursuant to Rule 28.1(a)(i) of the City Code on Takeovers and Mergers 37 The Directors (the “Directors”) AbbVie Inc. 1 North Waukegan Road North Chicago Illinois 60064 United States of America J.P. Morgan Limited (the “Financial Adviser”) 25 Bank Street Canary Wharf London E14 5JP June 23, 2014 Dear Sirs AbbVie Inc. We report on the profit forecast comprising the statement by AbbVie Inc (the “Company”) and its subsidiaries (together the “Group”) for the year ending December 31, 2014 (the “Profit Forecast”). The Profit Forecast and the material assumptions upon which it is based, are set out in Schedule 1 to the announcement issued by the Company dated June 23, 2014 (the “Announcement”). This report is required by Rule 28.1(a)(i) of the City Code on Takeovers and Mergers issued by the Panel on Takeovers and Mergers (the “City Code”) and is given for the purpose of complying with that rule and for no other purpose. Responsibilities It is the responsibility of the Company and the directors of the Company (the “Directors”) to prepare the Profit Forecast in accordance with the requirements of the City Code. It is our responsibility to form an opinion as required by Rule 28.1(a)(i) of the City Code as to the proper compilation of the Profit Forecast and to report that opinion to you. Save for any responsibility which we may have to those persons to whom this report is expressly addressed and for any responsibility arising under Rule 28.1(a)(i) of the City Code to any person as and to the extent therein provided, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.3(b) of the City Code, consenting to its inclusion in the Announcement. Basis of Preparation of the Profit Forecast The Profit Forecast has been prepared on the basis stated in Schedule 1 to the Announcement and is based on the unaudited interim financial results for the three months ended March 31, 2014, the unaudited management accounts for the two months ended May 31, 2014 and a forecast to December 31, 2014. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Group.

Report of PricewaterhouseCoopers pursuant to Rule 28.1(a)(i) of the City Code on Takeovers and Mergers (cont’d) 38 Basis of Opinion We conducted our work in accordance with the Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Group. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Company and the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Company and the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Company and the Directors appears to us to be unrealistic. We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated. Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material. Our work has not been carried out in accordance with auditing standards generally accepted in the United States of America or auditing standards of the Public Company Accounting Oversight Board (United States) and accordingly should not be relied upon as if it had been carried out in accordance with those standards. Opinion In our opinion, the Profit Forecast has been properly compiled on the basis stated and the basis of accounting used is consistent with the accounting policies of the Group. Yours faithfully PricewaterhouseCoopers LLP Chartered Accountants London

Report of J.P. Morgan pursuant to Rule 28.1(a)(ii) of the City Code on Takeovers and Mergers The Directors (the “Directors”) AbbVie Inc. 1 North Waukegan Road North Chicago Illinois 60064 United States of America June 23, 2014 Dear Sirs Report by the financial adviser to AbbVie Inc. (the “Company”) in connection with the unaudited profit forecast for the year ending December 31, 2014 We refer to the unaudited profit forecast for the year ending December 31, 2014 made by the Company in the announcement issued by the Company on June 23, 2014 regarding a trading update of the Company (the “Profit Forecast”). We have discussed the Profit Forecast and the bases and assumptions on which it has been prepared with duly authorized executive officers of the Company (acting on behalf of the Company) and with PricewaterhouseCoopers LLP (“PwC”), the Company’s reporting accountants. We have also discussed the accounting policies and calculations for the Profit Forecast with PwC and we have considered their letter of today’s date addressed to you and ourselves on this matter. We have relied upon the accuracy and completeness of all the financial and other information discussed with us and have assumed such accuracy and completeness for the purposes of delivering this letter. This letter to you is provided solely in connection with our obligation under Rule 28.1(a) (ii) of the City Code on Takeovers and Mergers and for no other purpose. We accept no responsibility and, to the fullest extent permitted by law, exclude all liability to any other person other than to you, in your capacity as directors of the Company, in respect of this letter or the work undertaken in connection with this letter. On the basis of the foregoing, we consider that the Profit Forecast referred to above, for which the Company and the Directors are solely responsible, has been prepared with due care and consideration. Yours faithfully, J.P. Morgan Limited 39